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                                                                    EXHIBIT 21.0

                             Business Objects S.A.
                          SUBSIDIARIES OF THE COMPANY

NAME                                    JURISDICTION OF INCORPORATION
----                                    -----------------------------

Business Objects Australia Pty Ltd      Australia

Business Objects BeLux S.A./N.V.        Belgium

Business Objects Canada Inc.            Canada

Business Objects Deutschland GmbH       Germany

Business Objects Italia S.p.A.          Italy

Business Objects Nihon B.V.             Netherlands

Business Objects Nederland B.V.         Netherlands

Business Objects Asia Pacific Pte Ltd   Singapore

Business Objects Espana S.L.            Spain

Business Objects Nordic AB              Sweden

Business Objects Switzerland SA/AG      Switzerland

Business Objects (U.K.), Ltd            United Kingdom

Business Objects of Americas            Delaware, United States

Business Objects Holding BV             Netherlands